                                                                Exhibit 8(c)
[SUTHERLAND, ASBILL & BRENNAN, L.L.P.]





                CONSENT OF SUTHERLAND, ASBILL & BRENNAN, L.L.P.




We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through ML of New York Variable Life Separate Account II of ML Life Insurance Company of New York (File No. 33-51794). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.




                                    /s/  Sutherland, Asbill & Brennan, L.L.P.

                                    SUTHERLAND, ASBILL & BRENNAN, L.L.P.


Washington, D.C.
April 23, 1997